UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

Phoenix Technologies Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17111	04-2685985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

915 Murphy Ranch Road, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-570-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Adjournment of Annual Meeting of Stockholders

Phoenix Technologies Ltd. ("Phoenix") today announced that it has adjourned its annual meeting of stockholders until January 2, 2007, commencing at 10:00 AM, Pacific Standard Time, in order to allow more time for stockholders to vote on the proposals described in the Proxy Statement filed with the Securities and Exchange Commission on November 19, 2007. The meeting will be held at Phoenix’s corporate headquarters located at 915 Murphy Ranch Road, Milpitas, California.

Commitment to Utilize a Ratio for Restricted Stock and Other Full-Value Grants

The Board of Directors of the Company (the "Board") commits to the Company’s stockholders that for every share of restricted stock or any other form of full-value equity award granted under the 2007 Equity Incentive Plan, two (2) shares of common stock will be taken out of the shares reserved for issuance under such plan (and any repurchase or forfeiture of a share of restricted stock or any other form of full-value equity award granted will result in two shares of common stock returning to the pool of shares reserved for issuance under such plan).

Commitment to Limit Grants in Fiscal Years 2008, 2009 and 2010 Made Under the 2007 Equity Incentive Plan

The Board also commits to the Company’s stockholders that for the three-year period from fiscal year 2008 through fiscal year 2010, the Board will limit the number of shares granted via equity-based awards to directors, officers and employees under the 2007 Equity Incentive Plan, if approved by the stockholders, to an average of no more than 8.46% of the total shares of our common stock outstanding, based on the number of shares of common stock outstanding at the end of each of fiscal years 2008, 2009 and 2010. In calculating this average, the Board will apply the following formula: (fiscal 2008% + fiscal 2009% + fiscal 2010%) ÷ 3 years ≤ 8.46%. (For purposes of calculating the total number of shares granted in a year, each share of restricted stock or full-value equity award granted will count as the equivalent of two stock option shares.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Technologies Ltd.

December 20, 2007	By:	Timothy C. Chu

Name: Timothy C. Chu
Title: Vice President, General Counsel & Secretary